UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): APRIL 26, 2006
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 26, 2006, Quanta Services, Inc. and certain of its subsidiaries entered into a third amendment (the “Third Amendment”) to Quanta’s Credit Agreement dated as of December 19, 2003, as amended, with Bank of America, N.A., as administrative agent and lender, and the other lenders identified therein (the “Credit Agreement”) to, among other things, permit (i) the issuance by Quanta of its convertible subordinated notes due 2026 (the “Notes”), in the aggregate principal amount of $125 million plus the over-allotment option, if exercised, of $18.75 million and (ii) the repurchase by Quanta through a tender offer of any or all of its outstanding 4.0% convertible subordinated notes prior to their maturity on July 1, 2007. The offering of the Notes and the repurchase of the 4.0% convertible subordinated notes due 2007 are further described in Item 8.01 of this report. In addition, the Third Amendment (i) permits the payment of dividends and the repurchase by Quanta of shares of its capital stock in an aggregate amount of up to $75 million, in addition to dividends and stock repurchases previously permitted under the Credit Agreement, and (ii) incorporates the occurrence of an event of default under the terms governing the Notes as an event of default under the Credit Agreement.
     The description of the Third Amendment set forth above is qualified in its entirety by reference to the Third Amendment, which is attached hereto as Exhibit 99.1.
Item 7.01 Regulation FD Disclosure.
     On April 26, 2006, Quanta announced the private offering of the Notes, as described further in Item 8.01. In connection with such offering, Quanta intends to disclose to potential investors certain consolidated capitalization data as of the fiscal year ended December 31, 2005, adjusted to reflect the offering of the Notes and the net proceeds therefrom and assuming the repurchase of all of Quanta’s 4.0% convertible subordinated notes due 2007. Such data is set forth in the attached Exhibit 99.2 and is hereby incorporated by reference in this Item 7.01 of this report.
     In addition, Quanta intends to disclose that its “ratio of earnings to fixed charges” as of and for the fiscal years ended December 31, 2001 and December 31, 2005 was $4.6 million and $2.2 million, respectively, and as of and for the fiscal years ended December 31, 2002, December 31, 2003 and December 31, 2004 was less than 1:1 due to losses incurred for each of these fiscal years. To achieve a coverage ratio of 1:1, Quanta needed additional earnings of $193.8 million, $53.1 million and $12.6 million for the fiscal years ended December 31, 2002, December 31, 2003 and December 31, 2004, respectively. For purposes of computing the ratios of earnings to fixed charges, “earnings” consists of income before provision for income taxes, plus fixed charges (excluding capitalized interest) and “fixed charges” consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases of property.
     Further, Quanta intends to disclose the following information with respect to its credit facility: (i) as of February 28, 2006, Quanta had approximately $141.6 million of letters of credit issued under its letter of credit facility and $4.5 million of its letter of credit facility outstanding as a term loan, with the remaining $0.9 million available under this facility available for issuing new letters of credit, (ii) the weighted average interest rate for the two months ended February 28, 2006 associated with amounts under the term loan portion of Quanta’s letter of credit facility was 7.50%, (iii) as of February 28, 2006, Quanta had approximately $3.3 million of letters of credit issued under its revolving credit facility and borrowing availability of $31.7 million under this facility and (iv) as of February 28, 2006, Quanta was in compliance with all of its covenants under its credit facility.
     The information contained in this Item 7.01 is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any other securities laws. Unless so registered, the Notes and shares of common stock issuable upon conversion of the Notes may not be offered or sold except pursuant to an exemption from the registration requirements of applicable securities laws.
     The information furnished in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” with the SEC and will not be incorporated by reference into any registration statement filed under the Securities Act, unless specifically identified therein as being incorporated by reference. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K.
Item 8.01 Other Events.
     On April 26, 2006, Quanta issued a press release announcing, among other things, the private offering of the Notes. As described in the press release, Quanta intends to use the net proceeds from the offering, together with existing cash, to repurchase through a tender offer all or a portion of Quanta’s 4.0% convertible subordinated notes due 2007. To the extent that any net proceeds of the offering of the Notes remain after Quanta repurchases all or a portion of its 4.0% convertible subordinates notes due 2007, Quanta intends to use such remaining net proceeds for general corporate purposes. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Exhibit
99.1	Third Amendment to Credit Agreement dated as of April 26, 2006 among Quanta Services, Inc., the subsidiaries of Quanta Services, Inc. identified therein, Bank of America, N.A., and other Lenders identified therein

99.2	Supplemental Information

99.3	Press Release of Quanta Services, Inc. dated April 26, 2006

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Quanta’s disclosure in this report on Form 8-K may include statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “may, “will,” “should,” “could,” “expect,” “believe” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:
•	The offering and issuance of the Notes;

•	The amount and use of proceeds resulting from the offering of the Notes;

•	The repurchase, through a tender offer, of all or any portion of Quanta’s 4.0% convertible subordinated notes due 2007;

•	Projected operating or financial results; and

•	Expectations regarding capital expenditures.
     Any or all of these forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions and by known or unknown risks and uncertainties, including the following:
•	General economic conditions;

•	Volatility in the financial markets;

•	Any outbreak or escalation of national or international hostilities;

•	Risks relating to Quanta’s offering of the Notes, including, but not limited to, the potential inability to make any required repurchase of the Notes, the unsecured and subordinated status of the Notes, and the potential lack of an active trading market for the Notes;

•	Customary rights of the initial purchasers to terminate their commitment to purchase securities;

•	The success of the tender offer for Quanta’s 4.0% convertible subordinated notes due 2007;

•	The amount of Quanta’s 4.0% convertible subordinated notes due 2007 actually tendered for repurchase or actually repurchased by Quanta;

•	Quanta’s reported results meeting its guidance and the expectations of the market;

•	The cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities;

•	Estimates and assumptions in determining Quanta’s financial results;

•	Quarterly variations in operating results; and

•	The potential conversion of Quanta’s outstanding 4.5% convertible subordinated notes into cash and/or common stock.
     All of Quanta’s forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements or that are otherwise included in this report. In addition, Quanta does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this report. For a discussion of these and other risks, uncertainties and assumptions, investors are urged to refer to Quanta’s other reports filed with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 26, 2006

QUANTA SERVICES, INC.
By:	/s/ TANA L. POOL
	Name:	Tana L. Pool
	Title:	Vice President & General Counsel

Exhibit Index

Exhibit No.	Exhibit
99.1	Third Amendment to Credit Agreement dated as of April 26, 2006 among Quanta Services, Inc., the subsidiaries of Quanta Services, Inc. identified therein, Bank of America, N.A., and other Lenders identified therein

99.2	Supplemental Information

99.3	Press Release of Quanta Services, Inc. dated April 26, 2006